UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2012

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11,2012,  Mr. Michael D. Davis, Credo’s Vice President of Land & Business Development, was promoted to the position of Chief Operating Officer of the Company.  Mr. Davis will also serve as Interim CEO when, as previously reported, Marlis E. Smith, Jr. steps down at the end of January.

Mr. Davis, 52, has over 30 years of experience in the oil and as industry.  Prior to CREDO, Mr. Davis served as Manager of Acquisitions & Divestitures at privately held Aviva, Inc. where he managed the company’s oil and gas acquisition and divestiture activities covering over 6,000 properties throughout 24 states.  Previous to Aviva, Mr. Davis served as Vice President of Land & Business Development at DRM Energy Corporation where he was responsible for corporate business development and strategic planning for the expansion and development of E & P opportunities in the domestic U.S. on behalf of a multi-billion dollar international joint venture group comprised of Neumin Production Company (USA), Formosa Petrochemical Corporation (FPCC-Taiwan) and Formosa Plastics (FPC-USA).  Mr. Davis has also held senior-level positions with publically held Cimarex Energy and privately held Anschutz Exploration Company, and has owned personal business ventures involved in oil and gas leases, royalty acquisitions and property management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION

Date: January 18, 2012	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President & Chief Financial Officer